EXHIBIT 11


                                       CACI INTERNATIONAL INC AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER COMMON
                                            AND COMMON EQUIVALENT SHARE
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                                       Three Months Ended December 31,    Six Months Ended December 31,
                                           1994              1993              1994            1993
                                       -------------------------------    ----------------------------
Net Income before
  extraordinary item                    $1,988,000        $1,456,000      $3,901,000       $2,814,000

Extraordinary item                               0                 0               0         (300,000)
                                        ----------        ----------      ----------       ----------

Net income                              $1,988,000        $1,456,000      $3,901,000       $2,514,000
                                        ==========        ==========      ==========       ==========

Average shares outstanding
  during the period                     10,007,000        10,029,000      10,002,000       10,022,000

Dilutive effect of stock
  options after application
  of treasury stock method                 593,000           487,000         595,000          428,000
                                        ----------        ----------      ----------       ----------

Average number of shares
  outstanding during the period         10,600,000        10,516,000      10,598,000       10,450,000
                                        ==========        ==========      ==========       ==========

Earnings per common and
    common equivalent share:

Before extraordinary item               $      .19        $      .14      $      .37       $      .27

Extraordinary item                             .00               .00             .00             (.03)
                                        ----------        ----------      ----------       ----------

Net income                              $      .19        $      .14      $      .37       $      .24

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